Exhibit 99.1

CONTACT
Matt DiLiberto
Chief Financial Officer
(212) 594-2700

SL GREEN REALTY CORP. REPORTS
THIRD QUARTER 2019 EPS OF $0.40 PER SHARE;
AND FFO OF $1.75 PER SHARE

Financial and Operating Highlights

•
Net income attributable to common stockholders of $0.40 per share for the third quarter as compared to $1.03 per share for the same period in 2018. Net income attributable to common stockholders for the third quarter of 2019 includes $3.5 million, or $0.04 per share, of net gains recognized from the sale of real estate as compared to $68.4 million, or $0.76 per share, for the same period in 2018.

•	Funds from operations, or FFO, of $1.75 per share for the third quarter as compared to $1.66 per share for the same period in 2018.

•
Same-store cash net operating income, or NOI, including our share of same-store cash NOI from unconsolidated joint ventures, increased 2.6% for the first nine months of 2019 excluding lease termination income and free rent given to Viacom at 1515 Broadway, as compared to the same period in the prior year.

•
Signed 31 Manhattan office leases covering 268,349 square feet in the third quarter and 104 Manhattan leases covering 1,184,895 square feet in the first nine months of 2019. The mark-to-market on signed Manhattan office leases for the first nine months of 2019 was 22.0% higher than the previous fully escalated rents on the same spaces.

•	Topped out steel at One Vanderbilt Avenue at 1,401 feet. Construction is more than three months ahead of schedule and $100 million under budget with an expected opening in August 2020.

•	Manhattan same-store occupancy was 95.3% as of September 30, 2019, inclusive of leases signed but not yet commenced.
Investing Highlights

•
To date in 2019, the Company has repurchased a combined 2.7 million shares of common stock and common units of its Operating Partnership, or OP units, under the previously announced $2.5 billion share repurchase plan, at an average price of $84.08 per share. Since inception of the program, the Company has repurchased a total of 20.6 million shares of its common stock and redeemed 0.6 million OP units.

•
Entered into a contract to sell 220 East 42nd Street, also known as The News Building, for total consideration of $815.0 million, or approximately $715 per square foot. Net proceeds from the sale will be available for share repurchases, debt repayment or new investments. This marks one of the highest valuations for an office building ever sold on Second Avenue. The transaction is expected to close in the first quarter of 2020.

•
Entered into a contract to acquire a six-story, 160,000-square-foot office property on the far west side of midtown Manhattan for a gross purchase price of $90.0 million. The property will be redeveloped into a modern, Class-A building, attracting companies across industries, including TAMI and boutique FIRE tenants. The transaction is expected to close within 90 days.

•
Entered into a contract to sell 1010 Washington Boulevard in Stamford, Connecticut, for sale price of $23.1 million. The transaction is expected to generate cash proceeds of $21.6 million and close in the fourth quarter of 2019.

•	Entered into a 25-year ground lease for the high street retail property at 712 Madison Avenue to Graff Diamonds.

•	Sold a 49% interest in the prime retail condominium at 115 Spring Street in Soho at a gross asset valuation of $66.6 million. The property was acquired in 2014 for $52.0 million.
Financing Highlights

•
Together with our joint venture partner, closed on the refinancing of 55 West 46th Street, also known as Tower 46. The new $198.0 million mortgage replaces the previous $195.0 million mortgage, has a 3-year term, with two one-year extension options, and bears interest at a floating rate of 1.25% over LIBOR.

•
Together with our joint venture partner, closed on a $75.0 million upsize of our existing financing at 2 Herald Square to $225.0 million and reduced the interest rate on the loan by 10 basis points to a floating rate of 1.45% over LIBOR.

Summary
New York, NY, October 16, 2019 - SL Green Realty Corp. (the "Company") (NYSE: SLG) today reported net income attributable to common stockholders for the quarter ended September 30, 2019 of $33.2 million, or $0.40 per share, as compared to net income attributable to common stockholders of $88.2 million, or $1.03 per share, for the same quarter in 2018. Net income attributable to common stockholders for the three months ended September 30, 2019 includes $3.5 million, or $0.04 per share, of net gains recognized from the sale of real estate as compared to $68.4 million, or $0.76 per share, for the same period in 2018.
The Company also reported net income attributable to common stockholders for the nine months ended September 30, 2019 of $238.1 million, or $2.87 per share, as compared to net income attributable to common stockholders of $293.5 million, or $3.34 per share, for the same period in 2018. Net income attributable to common stockholders for the nine months ended September 30, 2019 includes $78.7 million, or $0.90 per share, of net gains recognized from the sale of real estate as compared to $142.7 million, or $1.54 per share, for the same period in 2018.

The Company reported FFO for the quarter ended September 30, 2019 of $151.4 million, or $1.75 per share, as compared to FFO for the same period in 2018 of $149.8 million, or $1.66 per share.
The Company also reported FFO for the nine months ended September 30, 2019 of $458.1 million, or $5.25 per share, as compared to FFO for the same period in 2018 of $463.1 million, or $5.00 per share.
All per share amounts are presented on a diluted basis.
Operating and Leasing Activity
For the quarter ended September 30, 2019, the Company reported consolidated revenues and operating income of $313.6 million and $162.1 million, respectively, compared to $307.5 million and $169.3 million, respectively, for the same period in 2018.
Same-store cash NOI, including our share of same-store cash NOI from unconsolidated joint ventures increased by 1.5% for the third quarter and 2.6% for the nine months ended September 30, 2019, excluding lease termination income and free rent given to Viacom at 1515 Broadway.
During the third quarter, the Company signed 31 office leases in its Manhattan portfolio totaling 268,349 square feet. Twenty-three leases comprising 222,785 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $71.15 per rentable square foot, representing a 3.2% increase over the previous fully escalated rents on the same office spaces. The average lease term on the Manhattan office leases signed in the third quarter was 7.2 years and average tenant concessions were 3.9 months of free rent with a tenant improvement allowance of $53.18 per rentable square foot.
During the first nine months of 2019, the Company signed 104 office leases in its Manhattan portfolio totaling 1,184,895 square feet. Seventy-seven leases comprising 820,536 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $73.18 per rentable square foot, representing a 22.0% increase over the previously fully escalated rents on the same office spaces. The average lease term on the Manhattan office leases signed in the first nine months of 2019 was 10.7 years, or 11.2 years including the office leases signed at One Vanderbilt, and average tenant concessions were 5.6 months of free rent with a tenant improvement allowance of $62.08 per rentable square foot.
Occupancy in the Company's Manhattan same-store portfolio was 95.3% as of September 30, 2019, inclusive of 213,515 square feet of leases signed but not yet commenced, as compared to 95.2% as of June 30, 2019.
Significant leases that were signed in the third quarter included:

•	Renewal and expansion with Kobre & Kim LLP for 67,230 square feet at 800 Third Avenue, for 10.8 years;

•	New lease with IMG Worldwide Inc. for 36,077 square feet at 304 Park Avenue South, for 8.1 years;

•	New lease with Chicago Title Insurance Company for 32,826 square feet at 711 Third Avenue, for 10.5 years; and

•	New retail lease with Ulta Beauty, Inc. for 21,706 square feet at 2 Herald Square, for 10.1 years.
Investment Activity
To date in 2019, the Company has repurchased a combined 2.7 million shares of common stock and common units of its Operating Partnership, or OP units, under the previously announced $2.5 billion share repurchase plan, at an average price of $84.08 per share. Since inception of the program, the Company has repurchased a total of 20.6 million shares of its common stock and redeemed 0.6 million OP units, at an average price of $96.88 per share, saving the Company approximately $72.2 million of common dividends and distributions on an annualized basis.
In October, the Company entered into a contract to acquire a six-story, 160,000-square-foot office property on the far west side of midtown Manhattan for a gross purchase price of $90.0 million. The property will be redeveloped into a modern, Class-A building, attracting companies across industries, including TAMI and boutique FIRE tenants. The transaction is expected to close within 90 days.
In October, the Company entered into a 25-year ground lease for the high street retail property at 712 Madison Avenue to Graff Diamonds. The five-story building is located on Madison Avenue between 63rd and 64th Streets on Manhattan's Upper East Side and is adjacent to Graff Diamonds' flagship store.
In September, the Company entered into a contract to sell 220 East 42nd Street in Midtown Manhattan for total consideration of $815.0 million, or approximately $715 per square foot. Net proceeds will be available for share repurchases, debt repayment or new investments. Located on the corner of 42nd Street and Second Avenue, 220 East 42nd Street, also known as The News Building, is a 37-story art-deco skyscraper that was originally the headquarters for The New York Daily News. The property was acquired by the Company in 2003 for $265.0 million and the transaction is expected to close in the first quarter of 2020, subject to customary closing conditions.
In September, the Company entered into a contract to sell 1010 Washington Boulevard in Stamford, Connecticut, for sale price of $23.1 million. The transaction is expected to generate cash proceeds of $21.6 million and close in the fourth quarter of 2019.
In August, the Company sold a 49% interest in the 5,218 square foot prime retail condominium at 115 Spring Street in Soho at a gross asset valuation of $66.6 million. The property was acquired in 2014 for $52.0 million.
Debt and Preferred Equity Investment Activity
The carrying value of the Company’s debt and preferred equity investment portfolio decreased to $1.99 billion at September 30, 2019, including $1.95 billion of investments at a weighted average current yield of 9.0% that are classified in the debt and preferred equity line item on the balance sheet, and mortgage investments aggregating $0.04 billion at a weighted average current yield of 6.6% that are included in other balance sheet line items for accounting purposes.

Financing Activity
In October, the Company, along with its joint venture partner, closed on a $75.0 million upsize of our existing financing at 2 Herald Square, $40.0 million of which was funded at closing, increasing the mortgage to $225.0 million, and reducing the interest rate on the entire mortgage loan by 10 basis points to a floating rate of 1.45% over LIBOR.
In August, the Company, along with its joint venture partner, closed on the refinancing of 55 West 46th Street, known as Tower 46. The new $198.0 million mortgage, of which $192.5 million was funded at closing, has a 3-year term, with two one-year extension options, bears interest at a floating rate of 1.25% over LIBOR and replaces the previous $195.0 million of indebtedness on the property that bore interest at a floating rate of 2.125% over LIBOR.
Dividends
In the third quarter of 2019, the Company declared quarterly dividends on its outstanding common and preferred stock as follows:

•	$0.85 per share of common stock, which was paid on October 15, 2019 to shareholders of record on the close of business on September 30, 2019; and

•
$0.40625 per share on the Company's 6.50% Series I Cumulative Redeemable Preferred Stock for the period July 15, 2019 through and including October 14, 2019, which was paid on October 15, 2019 to shareholders of record on the close of business on September 30, 2019, and reflects the regular quarterly dividend, which is the equivalent of an annualized dividend of $1.625 per share.

Conference Call and Audio Webcast
The Company's executive management team, led by Marc Holliday, Chairman and Chief Executive Officer, will host a conference call and audio webcast on Thursday, October 17, 2019 at 2:00 pm ET to discuss the financial results.
The supplemental data will be available prior to the quarterly conference call in the Investors section of the SL Green Realty Corp. website at https://slgreen.com/ under “Financial Reports.”
The live conference call will be webcast in listen-only mode in the Investors section of the SL Green Realty Corp. website at https://slgreen.com/ under “Presentations & Webcasts”. The conference may also be accessed by dialing toll-free (877) 312-8765 or international (419) 386-0002, and using passcode 2683935.
A replay of the call will be available 7 days after the call by dialing (855) 859-2056 using passcode 2683935. A webcast replay will also be available in the Investors section of the SL Green Realty Corp. website at https://slgreen.com/ under “Presentations & Webcasts”.

Company Profile
SL Green Realty Corp., an S&P 500 company and New York City's largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of September 30, 2019, SL Green held interests in 93 Manhattan buildings totaling 45.0 million square feet. This included ownership interests in 27.2 million square feet of Manhattan buildings and 17.8 million square feet securing debt and preferred equity investments. In addition, SL Green held ownership interests in 7 suburban properties comprised of 15 buildings totaling 2.3 million square feet in Brooklyn, Westchester County, and Connecticut.
To be added to the Company's distribution list or to obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at (212) 594-2700.

Disclaimers
Non-GAAP Financial Measures
During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release and in the Company’s Supplemental Package.

Forward-looking Statements
This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Forward-looking statements are not guarantees of future performance and actual results or developments may differ materially, and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," "project," "continue," or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements are described in our filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SL GREEN REALTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenues:
Rental revenue, net	$215,447	$221,763	$644,566	$648,501
Escalation and reimbursement	32,581	29,103	88,539	82,554
Investment income	51,518	48,977	153,167	143,540
Other income	14,088	7,702	44,641	35,761
Total revenues	313,634	307,545	930,913	910,356
Expenses:
Operating expenses, including related party expenses of $5,460 and $13,575 in 2019 and $4,790 and $13,289 in 2018	59,847	56,852	175,862	172,871
Real estate taxes	49,626	48,805	143,008	139,788
Operating lease rent	8,295	9,507	24,891	26,661
Interest expense, net of interest income	48,112	55,168	145,797	156,695
Amortization of deferred financing costs	3,112	2,630	8,566	9,713
Depreciation and amortization	70,464	70,747	208,268	208,049
Loan loss and other investment reserves, net of recoveries	—	1,087	—	1,087
Transaction related costs	44	163	360	673
Marketing, general and administrative	23,841	20,594	75,300	66,601
Total expenses	263,341	265,553	782,052	782,138

Equity in net (loss) income from unconsolidated joint ventures	(9,864)	971	(22,644)	9,709
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	—	70,937	76,181	136,522
Purchase price and other fair value adjustment	3,799	(3,057)	69,389	57,385
Gain (loss) on sale of real estate, net	3,541	(2,504)	2,492	6,227
Depreciable real estate reserves	(7,047)	(6,691)	(7,047)	(6,691)
Loss on early extinguishment of debt	—	(2,194)	—	(2,194)
Net income	40,722	99,454	267,232	329,176
Net income attributable to noncontrolling interests in the Operating Partnership	(1,719)	(4,797)	(12,306)	(15,656)
Net loss (income) attributable to noncontrolling interests in other partnerships	624	136	2,524	(234)
Preferred unit distributions	(2,732)	(2,846)	(8,185)	(8,542)
Net income attributable to SL Green	36,895	91,947	249,265	304,744
Perpetual preferred stock dividends	(3,738)	(3,738)	(11,213)	(11,213)
Net income attributable to SL Green common stockholders	$33,157	$88,209	$238,052	$293,531

Earnings Per Share (EPS)
Net income per share (Basic)	$0.40	$1.03	$2.87	$3.34
Net income per share (Diluted)	$0.40	$1.03	$2.87	$3.34

Funds From Operations (FFO)
FFO per share (Basic)	$1.75	$1.66	$5.26	$5.01
FFO per share (Diluted)	$1.75	$1.66	$5.25	$5.00

Basic ownership interest
Weighted average REIT common shares for net income per share	82,292	85,566	82,855	87,692
Weighted average partnership units held by noncontrolling interests	4,258	4,643	4,283	4,677
Basic weighted average shares and units outstanding	86,550	90,209	87,138	92,369

Diluted ownership interest
Weighted average REIT common share and common share equivalents	82,456	85,785	83,026	87,903
Weighted average partnership units held by noncontrolling interests	4,258	4,643	4,283	4,677
Diluted weighted average shares and units outstanding	86,714	90,428	87,309	92,580

SL GREEN REALTY CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	September 30,	December 31,
	2019	2018
Assets	(Unaudited)
Commercial real estate properties, at cost:
Land and land interests	$1,860,922	$1,774,899
Building and improvements	5,352,144	5,268,484
Building leasehold and improvements	1,431,183	1,423,107
Right of use asset - financing leases	47,445	47,445
Right of use asset - operating leases	396,795	—
	9,088,489	8,513,935
Less: accumulated depreciation	(2,147,395)	(2,099,137)
	6,941,094	6,414,798
Assets held for sale	403,488	—
Cash and cash equivalents	121,751	129,475
Restricted cash	94,793	149,638
Investment in marketable securities	30,208	28,638
Tenant and other receivables	44,950	41,589
Related party receivables	20,030	28,033
Deferred rents receivable	306,431	335,985
Debt and preferred equity investments, net of discounts and deferred origination fees of $16,224 and $22,379 and allowances of $1,750 and $5,750 in 2019 and 2018, respectively	1,954,556	2,099,393
Investments in unconsolidated joint ventures	2,923,595	3,019,020
Deferred costs, net	182,621	209,110
Other assets	271,467	295,679
Total assets	$13,294,984	$12,751,358

Liabilities
Mortgages and other loans payable	$2,454,684	$1,988,160
Revolving credit facility	335,000	500,000
Unsecured term loan	1,500,000	1,500,000
Unsecured notes	1,503,072	1,503,758
Deferred financing costs, net	(56,988)	(50,218)
Total debt, net of deferred financing costs	5,735,768	5,441,700
Accrued interest payable	27,568	23,154
Accounts payable and accrued expenses	143,361	147,061
Deferred revenue	126,321	94,453
Lease liability - financing leases	44,251	43,616
Lease liability - operating leases	384,661	3,603
Dividend and distributions payable	78,541	80,430
Security deposits	62,166	64,688
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Other liabilities	140,899	116,566
Total liabilities	6,843,536	6,115,271

Commitments and contingencies	—	—
Noncontrolling interest in the Operating Partnership	401,863	387,805
Preferred units	286,285	300,427

Equity
Stockholders’ equity:
Series I Preferred Stock, $0.01 par value, $25.00 liquidation preference, 9,200 issued and outstanding at both September 30, 2019 and December 31, 2018	221,932	221,932
Common stock, $0.01 par value 160,000 shares authorized, 82,570 and 84,739 issued and outstanding at September 30, 2019 and December 31, 2018, respectively (including 1,055 held in Treasury at both September 30, 2019 and December 31, 2018)	826	847
Additional paid-in capital	4,407,667	4,508,685
Treasury stock at cost	(124,049)	(124,049)
Accumulated other comprehensive (loss) income	(40,132)	15,108
Retained earnings	1,225,904	1,278,998
Total SL Green Realty Corp. stockholders’ equity	5,692,148	5,901,521
Noncontrolling interests in other partnerships	71,152	46,334
Total equity	5,763,300	5,947,855
Total liabilities and equity	$13,294,984	$12,751,358

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Funds From Operations (FFO) Reconciliation:	2019	2018	2019	2018

Net income attributable to SL Green common stockholders	$33,157	$88,209	$238,052	$293,531
Add:
Depreciation and amortization	70,464	70,747	208,268	208,049
Joint venture depreciation and noncontrolling interest adjustments	47,674	45,485	145,202	140,799
Net income attributable to noncontrolling interests	1,095	4,661	9,782	15,890
Less:
Gain (loss) on sale of real estate, net	3,541	(2,504)	2,492	6,227
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	—	70,937	76,181	136,522
Purchase price and other fair value adjustments	3,799	(3,057)	69,389	57,385
Depreciable real estate reserves	(7,047)	(6,691)	(7,047)	(6,691)
Depreciation on non-rental real estate assets	740	616	2,193	1,766
FFO attributable to SL Green common stockholders	$151,357	$149,801	$458,096	$463,060

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Operating income and Same-store NOI Reconciliation:	2019	2018	2019	2018

Net income	$40,722	$99,454	$267,232	$329,176
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	—	(70,937)	(76,181)	(136,522)
Purchase price and other fair value adjustments	(3,799)	3,057	(69,389)	(57,385)
(Gain) loss on sale of real estate, net	(3,541)	2,504	(2,492)	(6,227)
Depreciable real estate reserves	7,047	6,691	7,047	6,691
Depreciation and amortization	70,464	70,747	208,268	208,049
Interest expense, net of interest income	48,112	55,168	145,797	156,695
Amortization of deferred financing costs	3,112	2,630	8,566	9,713
Operating income	162,117	169,314	488,848	510,190

Equity in net loss (income) from unconsolidated joint ventures	9,864	(971)	22,644	(9,709)
Marketing, general and administrative expense	23,841	20,594	75,300	66,601
Transaction related costs, net	44	163	360	673
Investment income	(51,518)	(48,977)	(153,167)	(143,540)
Loan loss and other investment reserves, net of recoveries	—	1,087	—	1,087
Non-building revenue	(6,055)	(2,531)	(22,468)	(15,708)
Loss on early extinguishment of debt	—	2,194	—	2,194
Net operating income (NOI)	138,293	140,873	411,517	411,788

Equity in net (loss) income from unconsolidated joint ventures	(9,864)	971	(22,644)	9,709
SLG share of unconsolidated JV depreciation and amortization	46,557	45,839	142,861	141,023
SLG share of unconsolidated JV interest expense, net of interest income	38,295	34,947	115,983	107,397
SLG share of unconsolidated JV amortization of deferred financing costs	1,505	1,390	4,664	4,815
SLG share of unconsolidated JV loss on early extinguishment of debt	258	—	258	—
SLG share of unconsolidated JV investment income	(314)	(4,469)	(3,017)	(9,263)
SLG share of unconsolidated JV non-building revenue	(798)	(901)	(2,724)	(2,911)
NOI including SLG share of unconsolidated JVs	213,932	218,650	646,898	662,558

NOI from other properties/affiliates	(7,362)	(14,097)	(26,408)	(52,295)
Same-Store NOI	206,570	204,553	620,490	610,263

Ground lease straight-line adjustment	514	524	1,542	1,572
Joint Venture ground lease straight-line adjustment	107	258	573	773
Straight-line and free rent	(2,339)	(5,536)	(5,943)	(8,979)
Amortization of acquired above and below-market leases, net	(902)	(1,320)	(2,770)	(4,241)
Joint Venture straight-line and free rent	(15,739)	(3,878)	(45,765)	(14,975)
Joint Venture amortization of acquired above and below-market leases, net	(4,122)	(4,065)	(12,632)	(11,616)
Same-store cash NOI	$184,089	$190,536	$555,495	$572,797

SL GREEN REALTY CORP.
NON-GAAP FINANCIAL MEASURES - DISCLOSURES
Funds from Operations (FFO)
FFO is a widely recognized non-GAAP financial measure of REIT performance. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002, and subsequently amended, defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
The Company presents FFO because it considers it an important supplemental measure of the Company’s operating performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, particularly those that own and operate commercial office properties. The Company also uses FFO as one of several criteria to determine performance-based bonuses for members of its senior management. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions, and real estate related impairment charges, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, and interest costs, providing perspective not immediately apparent from net income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including our ability to make cash distributions.
Funds Available for Distribution (FAD)
FAD is a non-GAAP financial measure that is calculated as FFO plus non-real estate depreciation, allowance for straight line credit loss, adjustment for straight line operating lease rent, non-cash deferred compensation, and a pro-rata adjustment for FAD from SLG’s unconsolidated JVs, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing costs, and recurring building improvements.
FAD is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined in accordance with GAAP. FAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate FAD the same way, the presentation of FAD may not be comparable to similarly titled measures of other companies. FAD does not represent cash flow from operating, investing and finance activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)
EBITDAre is a non-GAAP financial measure. The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The White Paper on EBITDAre approved by the Board of Governors of NAREIT in September 2017 defines EBITDAre as net income (loss) (computed in accordance with Generally Accepted Accounting Principles, or GAAP), plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated joint ventures, plus adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures.
The Company presents EBITDAre because the Company believes that EBITDAre, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt. EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Net Operating Income (NOI) and Cash NOI
NOI is a non-GAAP financial measure that is calculated as operating income before transaction related costs, gains/losses on early extinguishment of debt, marketing general and administrative expenses and non-real estate revenue. Cash NOI is also a non-GAAP financial measure that is calculated by subtracting free rent (net of amortization), straight-line rent, and amortization of acquired above and below-market leases, net from NOI, while adding operating lease straight-line adjustment and the allowance for straight-line tenant credit loss.
The Company presents NOI and Cash NOI because the Company believes that these measures, when taken together with the corresponding GAAP financial measures and our reconciliations, provide investors with meaningful information regarding the operating performance of properties. When operating performance is compared across multiple periods, the investor is provided with information not immediately apparent from net income that is determined in accordance with GAAP. NOI and Cash NOI provide information on trends in the revenue generated and expenses incurred in operating our properties, unaffected by the cost of leverage, straight-line adjustments, depreciation, amortization, and other net income components. The Company uses these metrics internally as performance measures. None of these measures is an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.
Coverage Ratios
The Company presents fixed charge and debt service coverage ratios to provide a measure of the Company’s financial flexibility to service current debt amortization, interest expense and operating lease rent from current cash net operating income. These coverage ratios represent a common measure of the Company’s ability to service fixed cash payments; however, these ratios are not used as an alternative to cash flow from operating, financing and investing activities (determined in accordance with GAAP).
SLG EARN